Exhibit (p)(9)


                            DEUTSCHE ASSET MANAGEMENT


                              GLOBAL CODE OF ETHICS


























                                           Last Revision Date: December 15, 2003



                                                A Member the
                                                Deustche Bank Group [LOGO]

                                       i
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
                            DEUTSCHE ASSET MANAGEMENT

                                 CODE OF ETHICS
--------------------------------------------------------------------------------------------------------------------

Table of Contents
                                                                                                         Page Number

I.      Overview..................................................................................................1

II.     General Rule..............................................................................................1

III.    Definitions...............................................................................................2

IV.     Restrictions..............................................................................................3

   A.     General.................................................................................................3

   B.     Specific Blackout Period Restrictions...................................................................3

   C.     New Issues (IPOs).......................................................................................4

   D.     Short -Term Trading.....................................................................................5

   E.     Restricted List.........................................................................................5

   F.     Private Placements......................................................................................5

V.      Compliance Procedures.....................................................................................6

   A.     Pre-Clearance...........................................................................................6

   B.     Reporting Requirements..................................................................................6

   C.     Confirmation of Compliance with Policies................................................................7

VI.     Other Procedures/Restrictions.............................................................................7

   A.     Service on Boards of Directors..........................................................................7

   B.     Outside Business Affiliations...........................................................................7

   C.     Gifts...................................................................................................7

   D.     Rules for Dealing with Governmental Officials and Political Candidates..................................8

   E.     Confidentiality.........................................................................................8

VII.    Sanctions.................................................................................................8

VIII.     Interpretations and Exceptions..........................................................................9

IX.     Appendix.................................................................................................10

   A.     Jurisdictional Differences.............................................................................11

                                       ii


     Australia...................................................................................................11

     France......................................................................................................11

     Germany.....................................................................................................12

     Hong Kong...................................................................................................12

     India.......................................................................................................12

     Italy.......................................................................................................12

     Japan.......................................................................................................12

     Korea.......................................................................................................12

     Poland......................................................................................................13

     Singapore...................................................................................................13

     Spain.......................................................................................................13

     Switzerland.................................................................................................13

     United Kingdom..............................................................................................14

   B.     Annual Acknowledgement of Obligations Under the Code of Ethics.........................................15


                            DEUTSCHE ASSET MANAGEMENT

                              GLOBAL CODE OF ETHICS
--------------------------------------------------------------------------------

I.       Overview
-----------------

This Code of Ethics ("Code") sets forth the specialized rules for business conduct and guidelines for the personal investing activities of employees connected with the investment management of US registered investment companies, as categorized in the Definition Section and such other employees that the Compliance Department may determine from time to time, in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "Investment Company Act").

This Code supplements the Deutsche Asset Management Personal Account Dealing Rules for each of the affected entities (see Appendix A for complete list). Each affected Employee must observe those policies, as well as abide by the additional principles and rules set forth in this Code, and any other applicable legal vehicle or division specific policies and obligations.

II.      General Rule
---------------------

Employees may be subject to laws or regulations that impose restrictions with respect to personal securities transactions, including, but not limited to,
Section 17(j) and Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). The purpose of this Code of Ethics is to ensure that, in connection with his or her personal trading, no Employee (as defined below) shall conduct any of the following acts upon a US registered investment company:

o      To employ any device, scheme or artifice to defraud;
o To make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statement not misleading;
o To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or
o      To engage in any manipulative practice.

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

III.     Definitions
--------------------


         A.       "Adviser" shall mean any asset management legal entity that
                  (1) individuals who manage or deal on behalf of an Investment Company registered under the Investment Company Act or (2) employees who create and post research to a global research platform.

         B. "Investment Company" shall mean a company registered under the Investment Company Act or any series thereof for which the Adviser is the investment adviser.

         C.       "Advisory Person" shall mean:

                  any employee of the Adviser, any company in a control relationship with the Investment Company or the Adviser who in connection with his or her regular functions or duties, makes any recommendation, participates in the determine of which recommendation will be made, or obtains information regarding recommendations for the purchase or sale of security by an investment company, or any natural person in a control relationship with the Investment Company or the Adviser who obtains information concerning the recommendations made to an investment company with regard to the purchase or sale of a security.

         D. "Access Person" shall mean any officer, director, general partner or Advisory Person of US Investment Company.

         E. "Employees" is a general term, which shall include all of the Adviser's employees, including Access Persons.

         F. "Employee Related Account" of any person subject to this Code shall mean:

                           A. The employee's own Accounts, whether brokerage or otherwise, and securities held directly outside of accounts, but shall not include open-end mutual fund accounts in which securities transactions cannot be effected;

                           B. The employee's accounts and the accounts of minor children and other members of the household.**

                           C. Accounts in which the employee, his/her spouse, minor child and other members of the household have a beneficial interest**

                           D. Accounts over which the employee or his/her spouse exercises investment discretion or direct or indirect influence or control**

** Applicable unless specifically prohibited by local regulations-see country specific information

         G. "Securities" shall include equity or debt securities, derivatives of securities (such as options, warrants, and ADRs), closed-end investment companies, futures, commodities and similar instruments, but do not include:

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                  (i)      Shares of collective investment schemes including
                           registered open-end investment companies subject to the definition of Deutsche Asset Management Personal Account Dealing rules;
                  (ii) Securities, such as direct obligations, issued by the United States government; or
                  (iii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments ("government securities" which the meaning of Section 2(a)(16) of the Investment Company
                           Act), including repurchase agreements.


IV.               Restrictions
------------------------------

For purposes of this Code, a prohibition or requirement applicable to any Employee applies also to transactions in securities for any of that Employee's personal accounts, including transactions executed by that Employee's spouse or relatives living in that Employee's household (see definition under III.F).

         A.       General

                  (i) The Basic Policy: Employees have a personal obligation to conduct their investing activities and related securities transactions lawfully and in a manner that avoids actual or potential conflicts between their own interests and the interests of Deutsche Asset Management ("DeAM") and its clients. Employees must carefully consider the nature of their DeAM responsibilities - and the type of information that he or she might be deemed to possess in light of any particular securities transaction - before engaging in that transaction.

                  (ii) Material Nonpublic Information: Employees in possession of material nonpublic information about or affecting securities, or their issuer, are prohibited from buying or selling such securities, or advising any other person to buy or sell such securities.

                  (iii)    Corporate and Departmental Restricted Lists:
                           Employees are not permitted to buy or sell any securities that are included on the Corporate Restricted List and/or other applicable restricted lists for the adviser.

                  (iv) "Frontrunning:" Employees are prohibited from buying or selling securities or other instruments in their Employee Related Accounts so as to benefit from the employee's knowledge of the Firm's or an investment companies trading positions, plans or strategies, or forthcoming research recommendations.

         B.       Specific Blackout Period Restrictions

         (i) Access Persons shall not knowingly effect the purchase or sale of a Security for an Employee Related Account on a day during which any investment company has a "buy" or "sell" order for the same Security, until that order is executed or withdrawn;

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

         (ii) Access Persons shall not effect the purchase or sale of a Security for an Employee Related Account within seven calendar days before or seven calendar days after the same Security is traded (or contemplated to be traded) by a investment company with which the individual is associated.

         (iii) Access Persons with real time access to a global research sharing system platform (e.g., "GERP", "GFIRP" or "G-Cube"^1) shall not effect the purchase or sale of a Security for an Employee Related Account within seven calendar days before or seven calendar days after the same Security (a) is added to/deleted from or has its weighting materially changed in the "Model" Portfolio; or (b) has its internal rating upgraded or downgraded.

         (iv) Employees must always act to avoid any actual or potential conflict of interest between their DeAM duties and responsibilities, and their personal investment activities. To avoid potential conflicts, absent specific written approval from Compliance, Employees should not personally invest in securities issued by companies with which they have significant dealings on behalf of DeAM, or in investment vehicles sponsored by the companies. Additional rules that apply to securities transactions by Employees, including the requirement for Employees to pre-clear personal securities transactions and rules regarding how Employee Related Accounts must be maintained, are described in more detail later in this Code.

         (v) Exceptions to Blackout Periods (above items i, ii, and iii only) The following Securities are exempt from the specified blackout periods:

                            o Purchases or sales of securities which are not eligible for purchase or sale by an investment company.
                            o Purchases which are part of an issuer sponsored Dividend Reinvestment Plan.
                            o Purchases or sales which are non-volitional on the part of either the Access Person or an investment company.
                            o To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities.


         C.       New Issues (IPOs)

                  Access Persons are prohibited from purchasing or subscribing for Securities pursuant to an initial public offering (unless the purchase/subscription would not prejudice an investment company's order) prohibition and the applies even if Deutsche Bank (or any



------------------------

^1 GERP (Global Equity Research Portal) is a web-based application (Active Equity businesses) allowing for the publishing and dissemination of research and model portfolios in real-time by the Global Sector Teams, Portfolio Selection Teams, Local Research Teams, designated PIC/PB users and Small Cap Teams to Portfolio Managers, who will use GERP for investment recommendations and portfolio construction for clients. GFIRP (Global Fixed Income Research Portal) is a web based application that allows for the posting and dissemination of fixed income research. G-Cube is a web-based application that combines the securities from GERP and GFIRP. Employees with full access to G-Cube can view equity and fixed income securities.

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

                  affiliate of Deutsche Bank) has no underwriting role and/or is not involved with the distribution.

         D.       Short -Term Trading

                  Employees must always conduct their personal trading activities lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies that are consistent with their financial resources and objectives. Deutsche Bank generally discourages short-term trading strategies, and employees are cautioned that such strategies may inherently carry a higher risk of regulatory and other scrutiny. In any event, excessive or inappropriate trading that interferes with job performance, or compromises the duty that Deutsche Bank owes to its clients and shareholders, will not be tolerated.

                  Employees are prohibited from transacting in the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within 30 calendar days, unless specific exemption has been granted prior to dealing by Compliance. The following Securities are exempted from this restriction:

                            o       Futures and options transactions on indexes;
                            o Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
                            o To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities;
                            o Securities pre-cleared and purchased with a specific stop-limit provision attached.

         E.       Restricted List


                  All Deutsche Bank employees are prohibited from buying or selling any securities that are included on the Corporate Restricted List and/or other applicable departmental restricted lists.

         F.       Private Placements

                  Prior to effecting a transaction in private securities all Employees must first, in accordance with Deutsche Bank policy, obtain the approval of his/her supervisor and then pre-clear the transaction with the Compliance Department, including completing the questionnaire. Any person who has previously purchased privately-placed Securities must disclose such purchases to the Compliance Department before he or she participates in a Fund's or an advisory client's subsequent consideration of an investment in the Securities of the same or a related issuer.

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V.       Compliance Procedures
------------------------------

All members of staff are subject to the Deutsche Asset Management Personal Account Dealing Rules. The following procedures are either additional requirements necessary because of US regulations or reminders of points pertinent to the adviser.


         A.       Pre-Clearance

                  All personal securities transactions must be undertaken only with the approval of an officer duly authorized to give such approval by the Adviser.

         B.       Reporting Requirements

                  (i) Disclosure of Personal Securities Holdings Pursuant to Rule 17j-1 of the Investment Company Act, no later than ten days after an individual becomes an Access Person, he or she must also complete and return a "Personal Securities Holdings Report" (see Appendix) to Compliance.

                  (ii) Quarterly Personal Securities Trading Reports ("PSTs") Pursuant to Rule 17j-1 of the Investment Company Act, within ten (10) days of the end of each calendar quarter, all Employees must submit to Compliance a PST report^2, and shall contain the following information:

                           o The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                           o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           o        The price at which the transaction was
                                    effected and,

                           o The name of the broker, dealer or bank with or through whom the transaction was effected.

                  All PSTs that have reportable personal Securities transactions for the quarter will be reviewed by the appropriate supervisory and/or Compliance person.

                  (iii) Annual Holdings Report Once each year, at a date to be specified by DeAM Compliance, each Employee must provide to Compliance an Annual Holdings Report current as of a date not more than 30 days prior to the date of the report.



------------------------
^2 Employees must submit a PST report unless Compliance utilizes information from direct broker feeds for employee trades containing information required under Rule 17j-1.

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         C.       Confirmation of Compliance with Policies

                  Annually, each Employee is required to sign a statement acknowledging that he or she has received this Code, as amended or updated, and confirm his or her adherence to it. Understanding and complying with this Code, and truthfully completing the Acknowledgment are the obligation of each Employee.

VI. Other Procedures/Restrictions
---------------------------------

         A.       Service on Boards of Directors

                  Service on Boards of publicly traded companies should be limited to a small number of instances. However, such service may be undertaken after approval from the regional head of Asset Management and Compliance, based upon a determination that these activities are consistent with the interests of the Adviser and its clients. Employees serving as directors will not be permitted to participate in the process of making investment decisions on behalf of clients which involve the subject company.

B.       Outside Business Affiliations

                  Employees may not maintain outside business affiliations (e.g., officer or director, governor, trustee, part-time employment, etc.) without the prior written approval of the appropriate senior officer of their respective business units after consultation with Compliance and disclosure to the Office of the Secretary as required.

         C.       Gifts

                  (i)      Accepting Gifts
                           Employees are prohibited from soliciting any personal payment or gift to influence, support or reward any service, transaction or business involving Deutsche Bank, or that appears to be made or offered in anticipation of any future service, transaction or business opportunity. A payment or gift includes any fee, compensation, remuneration or thing of value.^3

                           Subject to the prerequisites of honesty, absolute fulfillment of fiduciary duty to Deutsche Bank, relevant laws and regulations, and reasonable conduct on the part of the employee, however, the acceptance of some types of unsolicited, reasonable business gifts may be permissible. The rules are as follows:

                           o        Cash gifts of any amount are prohibited.
                                    This includes cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash.



------------------------
^3 Under the Bank Bribery Act and other applicable laws and regulations, severe penalties may be imposed on anyone who offers or accepts such improper payments or gifts. If you receive or are offered an improper payment or gift, or if you have any questions as to the application or interpretation of Deutsche Bank's rules regarding the acceptance of gifts, you must bring the matter to the attention of the Compliance Department.


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

                           o Acceptance of non-cash gifts, mementos, tickets for sporting or entertainment events, and other items that are not excessive in value, is generally permitted with Compliance approval, when it is clear that they are unsolicited, unrelated to a transaction and the donor is not attempting to influence the employee.

                           o All gifts with a value of more than an agreed de minimis sum must surrender these gifts into the safekeeping of Compliance for distribution annually by means of a charity draw in which all members of staff may participate.

                           o The cost of working session meals or reasonable related expenses involving the discussion or review of business matters related to Deutsche Bank may be paid by the client, vendor or others, provided that such costs would have otherwise been reimbursable to the employee by Deutsche Bank in accordance with its travel and entertainment and expense reimbursement policies.


         D.       Rules for Dealing with Governmental Officials and Political
                  Candidates

                  (i) Corporate Payments or Political Contributions No corporate payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing or retaining business for Deutsche Bank, or influencing any decision on its behalf.


                                    Under the Foreign Corrupt Practices Act,
                                    Bank Bribery Law, Elections Law and other applicable regulations, severe penalties may be imposed on Deutsche Bank and on individuals who violate these laws and regulations. Similar laws and regulations may also apply in various countries and legal jurisdictions where Deutsche Bank does business.


         E.       Confidentiality

                  Employees must not divulge contemplated or completed securities transactions or trading strategies of DeAM clients to any person, except as required by the performance of such person's duties, and only on a need-to-know basis.


VII.     Sanctions
------------------

Any Employee who violates this Code may be subject to disciplinary actions, including possible dismissal. In addition, any Securities transactions executed in violation of this Code, such as short-term trading or trading during blackout periods, may subject the employee to sanctions, ranging from warnings and trading privilege suspensions, to financial penalties, including but not limited to, unwinding the trade and/or disgorging of the profits. All material violations of this Code and sanctions imposed with respect thereto shall be reported to the board of directors of the investment company which respect to which the violation occurred. Finally, violations and


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

suspected violations of criminal laws will be reported to the appropriate authorities as required by applicable laws and regulations.


VIII.    Interpretations and Exceptions
---------------------------------------


Compliance shall have the right to make final and binding interpretations of this Code, and may grant an exception to certain of the above restrictions, as long as no abuse or potential abuse is involved. Each Employee must obtain approval from Compliance before taking action regarding such an exception. Any questions regarding the applicability, meaning or administration of this Code shall be referred in advance of any contemplated transaction, to Compliance.

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IX.      Appendix
-----------------

A.       Jurisdictional Differences

         The following table lists applicable legal entities by country, as well as jurisdiction-specific requirements.

===================================================================================================================================
                                   Initial Public Offerings                              Definition of a Covered   Related Policies
            Jurisdiction                   (IPO)                  Staff Trading Rules            Account               (local)
-----------------------------------------------------------------------------------------------------------------------------------
Australia                          Prohibited from            The Head of Equities (or
o    Deutsche Asset Management     purchasing US IPO.         an alternate) can, in
     Australia Limited             Permissible for Access     certain circumstances,
o    Deutsche Investment           persons to purchase        consent to a staff
     Management Australia          the retail tranche of      trade within the
     Limited                       a non-US IPO, following    7 day period.  In
                                   approval by local          determining whether
                                   Compliance Officer and     consent should be given,
                                   Business Head.             the Head of Equities (or
                                                              alternate) should take
                                                              into account the following:

                                                              o   the liquidity of the stock;
                                                              o   the level of activity of
                                                                  fund trading by DeAM
                                                                  Australia in the stock;
                                                                  and
                                                              o   the market capitalisation /
                                                                  size of the stock.
-----------------------------------------------------------------------------------------------------------------------------------
France                             Prohibited to purchase
o    Deutsche Asset Management     US IPO.  Permissible
     France S.A.                   for Access persons to
                                   purchase the retail
                                   tranche of a non-US IPO,
                                   following approval by
                                   local Compliance Officer
                                   and Business Head.
-----------------------------------------------------------------------------------------------------------------------------------

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===================================================================================================================================
                                   Initial Public Offerings                              Definition of a Covered   Related Policies
            Jurisdiction                   (IPO)                  Staff Trading Rules            Account               (local)
-----------------------------------------------------------------------------------------------------------------------------------
Germany                            Prohibited to purchase US      o   Household account
o    Deutsche Asset Management     IPO.  Permissible for Access       information requires
     Investment GmgH               persons to purchase the retail     disclosure only if
o    Deutsche Asset Management     tranche of a non-US IPO,           Access Person has power
     Investment GmbH               following approval by local        of attorney on the accounts.
o    Deutsche Asset Management     Compliance Officer and         o   Pre-clearance not required
     International GmbH            Business Head.                     due to robust post-trade
                                                                      monitoring procedures
                                                                      in place.

-----------------------------------------------------------------------------------------------------------------------------------
Hong Kong
o    Deutsche Asset Management
     (Hong Kong)
-----------------------------------------------------------------------------------------------------------------------------------
India
o    Deutsche Asset Management
     (India) Private Limited
-----------------------------------------------------------------------------------------------------------------------------------
Italy                                                             o   Spousal account
o   DWS Investments Italy SGR                                         information disclosure
    S.p.A.                                                            is not required due
                                                                      to Italian community
                                                                      of property
                                                                      marriage laws.
                                                                  o   Blackout period for
                                                                      those with GCube
                                                                      access would only be
                                                                      7 days after a
                                                                      material change due to
                                                                      the fact that there are
                                                                      no research analysts
                                                                      in Italy

-----------------------------------------------------------------------------------------------------------------------------------
Japan
o    Deutsche Trust Bank Limited
o    Deutsche Asset Management
     Japan Limited.
-----------------------------------------------------------------------------------------------------------------------------------
Korea
o    Deutsche Investment Trust
     Management Company Limited
-----------------------------------------------------------------------------------------------------------------------------------

                                       12

===================================================================================================================================
                                   Initial Public Offerings                              Definition of a Covered   Related Policies
            Jurisdiction                   (IPO)                  Staff Trading Rules            Account               (local)
-----------------------------------------------------------------------------------------------------------------------------------
Poland                             Prohibited from purchasing US  o   Household account
o    DWS Polska TFI SA             IPO>  Permissible for Access       information requires
                                   persons to purchase the retail     disclosure only if
                                   tranche of a non US IPO,           Access Person has
                                   following approval by local        power of attorney on
                                   Compliance Officer and             the accounts.
                                   Business Head.                 o   Pre-clearance not
                                                                      required due to robust
                                                                      post-trade monitoring
                                                                      procedures in place.

-----------------------------------------------------------------------------------------------------------------------------------
Singapore
o     Deutsche Asset Management
     (Asia) Limited
-----------------------------------------------------------------------------------------------------------------------------------
Spain
o     DB Gestion S.G.I.I.C.
o     DB Asset Management SGC
-----------------------------------------------------------------------------------------------------------------------------------
Switzerland                        Initial Public Offerings (IPO) Household account          Not deemed a covered
o    Deutsche Asset Management     include any IPOs that do not   information requires       account if account is
     Schweiz                       include any offer in the       disclosure only if         of an individual's
                                   United States.  Approval for   Access Person has          spouse, minor child or
                                   purchase of IPO must be made   power of attorney          other person sharing the
                                   through Deutsche Bank AG.      on the accounts.           same household as
                                                                                             individual("Family Member
                                                                                             Independent Account") if
                                                                                             such individual does not have
                                                                                             any investment discretion or
                                                                                             control of the account and
                                                                                             does not share in
                                                                                             the profits of account.
-----------------------------------------------------------------------------------------------------------------------------------

                                       13

===================================================================================================================================
                                   Initial Public Offerings                              Definition of a Covered   Related Policies
            Jurisdiction                   (IPO)                  Staff Trading Rules            Account               (local)
-----------------------------------------------------------------------------------------------------------------------------------
United Kingdom                     Prohibited from purchase of US o   Household account
o    Deutsche Asset Management     IPO. Permissible for Access        information requires
     Limited                       persons to purchase the retail     disclosure only if
o    Deutsche Investment Trust     tranche of a non US IPO,           Access Person has power
     Managers Limited              following approval by local        of attorney on the accounts.
o    Deutsche Asset Management     Compliance Officer and         o   Pre-clearance not required
     Life & Pensions Limited       Business Head.                     due to robust post-trade
o    Deutsche Asset Management                                        monitoring procedures
     Investment Services Limited                                      in place.
===================================================================================================================================

         B. Annual Acknowledgement of Obligations Under the Code of Ethics

Annual Acknowledgement of Obligations Under the Global Code



--------------------------------------------------------------------------------
Print Name             Legal Entity                Location            Telephone




1. I acknowledge and certify that I am an the Compliance Officer of the above legal entity(ies), as well as an Access person covered under the Deutsche Asset Management Global Code of Ethics, and therefore subject to all requirements and provisions.

2. I understand that by signing this acknowledgement form, I am confirming that all Access persons within the legal entity(ies) above fully comply with the requirements and provisions of this Global Code and proper acknowledgement forms reside in the Compliance office of the above legal entity(ies).

3. I have read and understand the requirements and provisions set forth in the Deutsche Asset Management Global Code of Ethics.

4. I will adhere to the guiding principles of the Deutsche Asset Management Global Code of Ethics, requiring honest and ethical behavior, as well as adherence to all restrictions set forth in the Global Code of Ethics.

5.       I will complete all of the reporting requirements on a timely basis.


















--------------------------------------------------------------------------------
Signature                                                                   Date




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